                                                                    EXHIBIT 4.18
================================================================================



                           UNUMPROVIDENT CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK

                                  as Trustee

              __________________________________________________


                         FIRST SUPPLEMENTAL INDENTURE

                                 March 9, 2001


              __________________________________________________

               Supplement to Indenture dated as of March 9, 2001
                           (Senior Debt Securities)



================================================================================

                         FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of March 9, 2001, by and between UNUMPROVIDENT CORPORATION, a Delaware corporation (hereinafter called the "Company"), having its principal office at 1 Fountain Square, Chattanooga, Tennessee 37402 and THE CHASE MANHATTAN BANK, a New York banking corporation (hereafter called the "Trustee"), having a Corporate Trust Office at 450 West 33rd Street, 15th Floor, New York, New York 10001, as Trustee under the Indenture (as hereinafter defined).

                                   RECITALS

          WHEREAS, the Company and the Trustee have as of March 9, 2001 entered into an Indenture (hereinafter called the "Indenture", all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture) providing for the issuance by the Company from time to time of its subordinated debt securities;

          WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;

          WHEREAS, the Company desires to issue one series of senior debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

          WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

          WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Pricing Committee of the Board of Directors of the Company;

          WHEREAS, concurrent with the execution hereof, the Company has delivered an Officers' Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel; and

          WHEREAS, all conditions and requirements of the Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                             CREATION OF THE NOTES

          Section 1.1. Designation of Series. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its debt securities designated as the "7.625% Senior Notes due 2011" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

          Section 1.2. Form of Notes. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is
                                          ---------
incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note and in the Indenture, as supplemented by this First Supplemental Indenture. The Stated Maturity of the Notes shall be March 1, 2011.

          Section 1.3. Limit on Amount of Series. The Notes shall not exceed U.S.$575,000,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the delivery of a Company Order.

          Section 1.4. No Sinking Fund. No sinking fund will be provided with respect to the Notes.

          Section 1.5. Notes Not Convertible or Exchangeable. The Notes will not be convertible or exchangeable for other securities or property.

          Section 1.6. Issuance of Notes; Selection of Depository. The Notes shall be issued as Registered Securities in permanent global form, without coupons. The initial Depository for the Notes shall be DTC.

          Section 1.7. No Additional Amounts. No Additional Amounts shall be payable with respect to the Notes.


                                  ARTICLE TWO

                   APPOINTMENT OF THE TRUSTEE FOR THE NOTES

          Section 2.1. Appointment of Trustee. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this First Supplemental Indenture.

          Section 2.2. Rights, Powers, Duties and Obligations of the Trustee. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.


                                 ARTICLE THREE

                                  DEFEASANCE

          Section 3.1. Defeasance Applicable to Notes. Pursuant to Section 301(19) and Section 1401 of the Indenture, the Company, on or after March 1, 2010, will have (i) the option of defeasance of the Notes under Section 1402 of the Indenture and (ii) the option of covenant defeasance under Section 1403, in each case, upon the terms and conditions contained in Article Fourteen of the Indenture.

                                 ARTICLE FOUR

                              REDEMPTION OF NOTES

     Pursuant to Section 301(6) and Section 1101 of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes:

          Section 4.1.  Optional Redemption by the Company.
                        ----------------------------------

          (a) Each of the Notes may be redeemed at the option of the Company (an "Optional Redemption") at any time, in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes discounted to the Redemption Date semiannually from the respective date on which such principal and interest would have been paid had such Notes not been redeemed (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued interest on the Notes to the Redemption Date.

          (b) Notwithstanding Section 1104 of the Indenture, notice of redemption shall be sufficient if instead of setting forth a specific price with respect to the Redemption Price, it sets forth the manner of calculation thereof.

          (c) If less than all of the Notes are redeemed, Notes shall be selected for redemption pursuant to the provisions of Section 1103 of the Indenture.

          (d) The provisions of Sections 1105, 1106 and 1107 of the Indenture shall apply to a redemption of the Notes.

          Section 4.2.  Certain Definitions.  For purposes hereof,
                        -------------------

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means any of the Reference Treasury Dealers appointed by the Company as such.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

          "Reference Treasury Dealer" means each of Banc of America Securities LLC, Salomon Smith Barney Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall replace that former dealer with another Primary Treasury Dealer.

          "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          Section 4.3. Applicability of Article. Redemption of the Notes at the election of the Company or otherwise, as permitted or required by any provision of the Notes or this First Supplemental Indenture, shall be made in accordance with such provision, Article Eleven of the Indenture and this Article Four.


                                 ARTICLE FIVE

                                 MISCELLANEOUS

     Section 5.1. Application of First Supplemental Indenture. Each and every term and condition contained in the First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Notes established under the Indenture.

          Section 5.2. Benefits of First Supplemental Indenture. Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this First Supplemental Indenture.

          Section 5.3. Effective Date. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

          Section 5.4. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 5.5. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 5.6. Satisfaction and Discharge. The Company shall be deemed to have satisfied all of its obligations under this First Supplemental Indenture upon compliance with the provisions of Section 1402 of the Indenture relating to defeasance of the Notes, to the extent set forth in Section 1401.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                              UNUMPROVIDENT CORPORATION

Dated:  March 9, 2001         By: /s/ Thomas R. Watjen
                                 -----------------------------------------------
                              Name:  Thomas R. Watjen
                              Title: Executive Vice President - Finance and
                                     Risk Management
[Corporate Seal]



Attest: /s/ Susan N. Roth
       -----------------------------------
Name:  Susan N. Roth
Title: Vice President, Corporate Secretary
       and Assistant General Counsel


                              THE CHASE MANHATTAN BANK
                               not in its individual capacity, but solely as Trustee



Dated:  March 9, 2001         By: /s/ Gregory P. Shea
                                 ----------------------------
                              Name:  Gregory P. Shea
                              Title: Assistant Vice President
[Corporate Seal]


Attest: /s/ Virginia Dominguez
       -----------------------------------
       Name:  Virginia Dominguez
       Title: Trust Officer

                   EXHIBIT A TO FIRST SUPPLEMENTAL INDENTURE

                                 FORM OF NOTE

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

     THIS NOTE IS A SECURITY IN GLOBAL FORM ("GLOBAL SECURITY") WITHIN THE MEANING OF SECTION 203 OF THE BASE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                           UNUMPROVIDENT CORPORATION

                          7.625% SENIOR NOTE DUE 2011

No. ________________                                    U.S.$___________________

CUSIP NO. 91529Y AC 0

     UNUMPROVIDENT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________, the principal sum of ________ United States Dollars (U.S.$______ ) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Notes under this Series of Notes, shall not exceed U.S.$575,000,000 in the aggregate at any time, all of which shall be represented hereby) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on March 1, 2011 and to pay interest thereon, from March 9, 2001, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year (each, an "Interest Payment Date"), commencing September 1, 2001, at the rate of 7.625% per annum, until the principal hereof is due, and at the rate of 7.625% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date and shall otherwise be payable, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York or in the City of Chattanooga, Tennessee, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a Dollar account.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered under its corporate seal.

                                        UNUMPROVIDENT CORPORATION

[Corporate Seal]


                                        By:______________________________
                                           Name:
                                           Title:

Attest:



___________________________________
Name:
Title:


                   (Trustee's Certificate of Authentication)

    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                              THE CHASE MANHATTAN BANK, not in its individual capacity, but solely as Trustee


                              By:______________________________________________
                                         Authorized Officer

                               [FORM OF REVERSE]

     This Note is one of a duly authorized issue of securities of the Company designated as its "7.625% Senior Notes due 2011" (herein called the "Notes"), limited in aggregate principal amount to U.S. $575,000,000, issued and to be issued under an Indenture, dated as of March 9, 2001 (herein called the "Base Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Base Indenture), and a First Supplemental Indenture, dated as of March 9, 2001, between the Company and the Trustee (the "First Supplemental Indenture"; the Base Indenture, as supplemented by the First Supplemental Indenture, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

     No sinking fund is provided for the Notes.

     Each of the Notes may be redeemed at the option of the Company (an "Optional Redemption") at any time, in whole or in part, upon notice as set forth in Section 1104 of the Indenture, at a Redemption Price calculated in accordance with Section 4.1 of the First Supplemental Indenture; provided,
                                                                 --------
however, that interest installments on Notes whose Stated Maturity is on or
-------
prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     In the event of a redemption of the Notes, the Company will not be required
(a) to register the transfer or exchange of Notes for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption or (b) to register the transfer or exchange of any Note, or portion thereof, called for redemption.

     In any case where the due date for the payment of the principal of, premium, if any, or interest on any Note at any Place of Payment as the case may be, is not a Business Day, then payment of principal, premium, if any, or interest of such Note need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and, provided that so long as such payment is made on or by the next succeeding Business Day, no interest shall accrue on the amount so payable for the period after such date.

     [The following paragraph shall appear in each Global Security:

     In the event of a deposit or withdrawal of an interest in this Note, including an exchange, redemption or transfer of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of The Depository Trust Company applicable to, and as in effect at the time of, such transaction.]

     [The following paragraph shall appear in each Note that is not a global
Security:

     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof.]

     If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Notes that are outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes that are outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal hereof, or any premium of interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York or the City of Chattanooga, Tennessee (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

     Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse for the payment of the principal (and premium, if any) or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     All capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM           -   as tenants in common
     TEN ENT           -   as tenants by the entireties (Cust)
     JT TEN            -   as joint tenants with right of survivorship and not
                           as tenants in common
     UNIF GIFT MIN ACT -   _________________ Custodian _____________
                                                           (Minor)
                           under Uniform Gifts to Minors Act _________
                                                              (State)

     Additional abbreviations may also be used though not in the above list.

                              FORM OF ASSIGNMENT

     For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated:

__________________________                        ___________________________

__________________________                        ___________________________

                                    Signature(s)

                                    Signature(s) must be guaranteed by an
                                    Eligible Guarantor Institution with
                                    membership in an approved signature
                                    guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.